     As filed with the Securities and Exchange Commission on July 14, 1998
                                                   Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                         FIRST CHICAGO NBD CORPORATION
            (Exact name of registrant as specified in its charter)


              DELAWARE                                  38-1984850
  (State or other jurisdiction of                 (I.R.S. employer
   incorporation or organization)                 identification number)

          One First National Plaza                  60670
             Chicago, Illinois                    (Zip Code)
  (Address of Principal Executive Offices)


                         First Chicago NBD Corporation
                          Savings and Investment Plan
                           (Full title of the Plan)

                              Sherman I. Goldberg
            Executive Vice President, Secretary and General Counsel
                         First Chicago NBD Corporation
                           One First National Plaza
                           Chicago, Illinois  60670
                    (Name and address of agent for service)
                                (312) 732-3551
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            Laurence Goldman, Esq.
                         First Chicago NBD Corporation
                           One First National Plaza
                            Chicago, Illinois 60670

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed           Proposed
                                                                  Maximum             Maximum
                                               Amount to be    Offering Price        Aggregate            Amount of
  Title of Securities to be Registered          Registered     Per Share (1)     Offering Price (1)  Registration Fee (1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $1 par value..............    800,000 shares     $90.97            $72,776,000         $21,469

Interests in the Savings and
  Investment Plan.......................       (2)                  -                      -               -
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock reported on the New York Stock Exchange Composite Transactions Tape for July __, 1998.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

General Instruction E. The contents of Registrant's previously filed Registration Statement on Form S-8 relating to the First Chicago NBD Corporation Savings and Investment Plan (the "Plan") (No. 333-16369) is incorporated herein by reference.


         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed by FCN (File No. 1-7127) with the Commission are incorporated by reference in the Registration Statement:

          (a) FCN's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (b) FCN's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          (c) FCN's Current Reports on Form 8-K dated January 15, 1998, February 17, 1998, April 13, 1998, April 14, 1998, April 21,
               1998, May 19, 1998 and July 13, 1998;

          (d) The description of FCN Common Stock set forth in a registration statement filed by a predecessor of FCN pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and any amendment or report filed with the Commission for the purpose of updating such description; and

          (e) The Plan's Annual Report on Form 11-K for the year ended December 31, 1997.

All documents filed by FCN or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4. Description of Securities.

     This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock of FCN offered hereby has been passed upon for FCN by Sherman I. Goldberg. Mr. Goldberg is Executive Vice President, General Counsel and Secretary of FCN and is also a stockholder of FCN and a holder of options to purchase shares of FCN. At June 30, 1998, Mr. Goldberg was the record and beneficial owner of approximately 242,458 shares of FCN Common Stock and held options to purchase 134,207 shares of FCN Common Stock.

     The consolidated financial statements of FCN included in the Form 10-K for the year ended December 31, 1997, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The financial statements incorporated by reference in the Annual Report on Form 11-K of the Plan for the year ended December 31, 1997, have been audited by Washington, Pittman & McKeever, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm in accounting and auditing in giving said report.

Item 6. Indemnification of Directors and Officers.

     Article Eighth of FCN's Restated Certificate of Incorporation, as amended (the "FCN Certificate"), provides for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by FCN for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of FCN, or of any corporation or organization which the person served in any capacity at the request of FCN, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of FCN and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that no indemnification shall be made in respect of any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of the person's duty to FCN unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity.

     The directors and officers of FCN are covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     The Plan provides that, to the extent permitted by law, any person who is a present or former director, officer or employee of any employer covered by the Plan to whom the Retirement Committee, which administers the Plan, or an employer has delegated any portion of its responsibilities under the Plan and each present or former Retirement Committee member shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any and all claims of liability to which such person may be subjected by reason of any act done or omitted to be done in good faith with respect to the administration of the Plan or the investment of the trust fund, including all expenses reasonably incurred in the individual's defense, in the event that the employers fail to provide such defense.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling FCN pursuant to the foregoing provisions, FCN has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     This item is inapplicable.

Item 8. Exhibits.

The Registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

     This Registration Statement includes the following Exhibits:

     Exhibit
     Number                     Description of Exhibits
     ------                     -----------------------
     5           Opinion of Counsel to FCN as to legality of securities being issued

     23(a)       Consent of Arthur Andersen LLP

     23(b)       Consent of Counsel to FCN (included in Exhibit 5 hereof)

     23(c)       Consent of Washington, Pittman & McKeever

     24          Powers of Attorney

     99          Form of First Chicago NBD Corporation Savings and Investment
                 Plan

     Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

          (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 14th day of July, 1998.

                                       FIRST CHICAGO NBD CORPORATION

                                       By: /s/ M. Eileen Kennedy
                                           -------------------------
                                           M. Eileen Kennedy
                                           Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 14, 1998.

       Signature                      Title
       ---------                      -----
     Terence E. Adderley*
-----------------------------
     Terence E. Adderley           Director

     James K. Baker*
-----------------------------
     James K. Baker                Director

     John H. Bryan*
-----------------------------
     John H. Bryan                 Director

     Siegfried Buschmann*
-----------------------------
     Siegfried Buschmann           Director

     James S. Crown*
-----------------------------
     James S. Crown                Director

     Maureen A. Fay, O.P.*
-----------------------------
     Maureen A. Fay, O.P.          Director

     Charles T. Fisher III*
-----------------------------
     Charles T. Fisher III         Director

     Verne G. Istock*
-----------------------------
     Verne G. Istock               Director and Principal Executive Officer

     Thomas H. Jeffs II*
------------------------------
     Thomas H. Jeffs II            Director


     William G. Lowrie*
------------------------------
     William G. Lowrie             Director


     Richard A. Manoogian*
------------------------------
     Richard A. Manoogian          Director


     William T. McCormick, Jr.*
------------------------------
     William T. McCormick, Jr.     Director


     Andrew J. McKenna*
------------------------------
     Andrew J. McKenna             Director


     James J. O'Connor*
------------------------------
     James J. O'Connor             Director


     Thomas E. Reilly, Jr.*
------------------------------
     Thomas E. Reilly, Jr.         Director


     John W. Rogers, Jr.*
------------------------------
     John W. Rogers, Jr.           Director


     Adele Simmons*
------------------------------
     Adele Simmons                 Director


     Richard L. Thomas*
------------------------------
     Richard L. Thomas             Director


     David J. Vitale*
------------------------------
     David J. Vitale               Director

     William J. Roberts*
------------------------------
     William J. Roberts            Principal Accounting Officer

     Robert A. Rosholt*
------------------------------
     Robert A. Rosholt             Principal Financial Officer

--------------
* The undersigned, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.



                           /s/ M. Eileen Kennedy
                           -------------------------
                               M. Eileen Kennedy
                               Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number                    Description of Exhibits
------                    -----------------------
 5               Opinion of Counsel to FCN as to legality of securities being issued

 23(a)           Consent of Arthur Andersen LLP

 23(b)           Consent of Counsel to FCN (included in Exhibit 5 hereof)

 23(c)           Consent of Washington, Pittman & McKeever

 24              Power of Attorney

 99              Form of First Chicago NBD Corporation Savings and Investment
                 Plan